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                                                                    EXHIBIT 99.1

                                    Contact:  Arnold Agbayani
                                              Vice President, Finance & CFO
                                              IXYS Corporation
                                              3540 Bassett Street
                                              Santa Clara, California  95054
                                              (408) 982-0700

IXYS CORPORATION REPORTS RECORD REVENUE AND GROWTH FOR THE SEPTEMBER QUARTER

SANTA CLARA, CALIF. October 17, 2000 -- IXYS Corporation (NASDAQ:SYXI) today reported its fifteenth consecutive quarter of revenue growth. For the second quarter ended September 30, 2000 of fiscal 2001, revenues were $26.9 million. This represents a 54.6% increase from the prior year quarter revenues of $17.4 million.

Net income for the quarter ending September 30, 2000 increased to $2,688,000 ($0.10 per share - diluted), compared to net income of $1,571,000 ($0.06 per share - diluted) in the prior year quarter, a 71.1% increase.

Gross profit was $9.6 million, or 35.8% of net sales, for the second quarter of fiscal 2001. This compares with gross profit of $6.3 million, or 36.4% of net sales, for the prior year quarter.

For the six months ended September 30, 2000 IXYS reports record revenues of $50.2 million and record gross profit of $17.9 million. This compares with the prior year six month period revenues of $34.5 million and gross profit of $12.0 million.

For the six month period ending September 30, 2000, net income was $0.24 per share, diluted, a 118.2% increase as compared with $0.11, diluted, in the prior year six month period.

Nathan Zommer, President and Chief Executive Officer, said, "We have now had fifteen consecutive quarters of revenue growth, the last ten of which were record quarters. Our results reflect the continuing strength of our business."

IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power supplies, uninterruptible power supplies (UPS), motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits (IC), including unique high-speed static random access memory (SRAM) for the telecom and industrial markets.

The statements in this news release, other than historical financial information, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Further information on factors that could

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affect the Company's operations is detailed and included in the Company's Form
10-K, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2000 and 1999. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.

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                               IXYS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                               March 31,      September 30,
                                                                                  2000             2000
                                                                              -----------     -------------
      ASSETS                                                                                    (unaudited)
Cash and cash equivalents                                                     $     9,759     $      12,005
Trade accounts receivable, net                                                     16,863            19,563
Inventories, net                                                                   21,477            24,926
Deferred income taxes                                                               1,627             1,627
                                                                              -----------     -------------
      Total current assets                                                         49,726            58,121
Property and equipment, net                                                        10,175            11,182
Goodwill and other intangible assets, net                                             231             2,243
Other                                                                               2,131             1,691
Deferred income taxes                                                                 782               782
                                                                              -----------     -------------

      Total assets                                                            $    63,045     $      74,019
                                                                              ===========     =============

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion, capital leases                                               $     1,365     $       1,635
Current portion, long term debt                                                     2,789             2,029
Accounts payable                                                                    5,467             5,553
Accrued liabilities                                                                10,345            12,960
                                                                              -----------     -------------
      Total current liabilities                                                    19,966            22,177
Long term capital leases, net                                                       1,783             2,573
Long term debt, net                                                                 5,544             4,917
Pension obligations                                                                 4,855             4,563
                                                                              -----------     -------------
      Total liabilities                                                            32,148            34,230
                                                                              -----------     -------------

Common stock, $0.01 par value:
  Issued and outstanding: 24,008,166 in March 31, 2000
  and 24,438,817 in September 30, 2000                                                240               244
Additional paid-in capital                                                         43,204            46,198
Notes receivable from employees                                                      (861)             (823)
Cumulative translation adjustment                                                  (1,988)           (2,513)
Accumulated deficit                                                                (9,698)           (3,317)
                                                                              -----------     -------------
      Total stockholders' equity                                                   30,897            39,789
                                                                              -----------     -------------

      Total liabilities and stockholders' equity                              $    63,045     $      74,019
                                                                              ===========     =============

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                               IXYS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)
                                  (unaudited)

                                                                   Three Months Ended               Six Months Ended
                                                                      September 30,                   September 30,
                                                               --------------------------     ---------------------------
                                                                   1999           2000             1999           2000
                                                               -----------    -----------     ------------    -----------
Net revenues                                                   $    17,417    $    26,919     $     34,489    $    50,193
Cost of goods sold                                                  11,077         17,271           22,507         32,325
                                                               -----------    -----------     ------------    -----------
      Gross profit                                                   6,340          9,648           11,982         17,868
                                                               -----------    -----------     ------------    -----------

Operating expenses:
      Research, development and engineering                          1,113          1,217            2,369          2,381
      Selling, general and administrative                            2,626          3,341            5,323          6,237
      Amortization of goodwill and intangibles                         116            174              231            309
                                                               -----------    -----------     ------------    -----------
                      Total operating expenses                       3,855          4,732            7,923          8,927

                                                               -----------    -----------     ------------    -----------

Operating income                                                     2,485          4,916            4,059          8,941
Other income(expense), net                                             (71)          (584)             (99)         1,349
                                                               -----------    -----------     ------------    -----------

Income before tax provision                                          2,414          4,332            3,960         10,290
Income tax provision                                                   843          1,644            1,226          3,908
                                                               -----------    -----------     ------------    -----------

Net income                                                     $     1,571    $     2,688     $      2,734    $     6,382
                                                               ===========    ===========     ============    ===========

Net income  per share - basic                                  $      0.07    $      0.11     $       0.11    $      0.26
                                                               ===========    ===========     ============    ===========

Weighted average shares used in per share calculation-basic         23,946         24,425           23,976         24,302
                                                               ===========    ===========     ============    ===========

Net income per share - diluted                                 $      0.06    $      0.10     $       0.11    $      0.24
                                                               ===========    ===========     ============    ===========

Weighted average shares used in per share calculation - diluted     24,758         27,461           24,748         27,075
                                                               ===========    ===========     ============    ===========

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